                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement relating to the sale of Senior Notes of Muzak Limited Partnership and Muzak Capital Corporation on Amendment No. 4 to Form S-1 of our report dated August 27, 1996 on the financial statement of Muzak Capital Corporation as of May 8, 1996, appearing in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Seattle, Washington

September 16, 1996